Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Heritage-Crystal Clean, Inc.:
We consent to the use of our report dated February 25, 2008, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of Heritage-Crystal Clean, Inc. (formerly Heritage-Crystal Clean, LLC) for the year ended December 29, 2007, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Indianapolis, Indiana
June 8, 2010